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                                                                   EXHIBIT 10.40

         THIS LEASE AGREEMENT (hereinafter, the "Lease"), made and dated this 10th day of January, 1980, by and between Richard A. Roos, an individual, residing at 9596 Park Edge Drive, Allison Par, Pennsylvania 15101 (hereinafter called the "Lessor"), and BUSCH CO., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, having its principal office at 4907 Penn Avenue, Pittsburgh, Pennsylvania 15224 (hereinafter called the "Leasee).

                              W I T N E S S E T H:

Article 1. DEMISE.
           Lessor, in consideration of the rents to be paid and the covenants and agreements herein to be performed by the Lessee, does hereby let and demise unto the Lessee and the Lessee does hereby hire and take from the Lessor, upon the terms and conditions hereinafter set forth all of that certain tract or parcel of land located in Shaler Township, Allegheny County, Pennsylvania, being more particularly described in Exhibit "A" attached hereto, made a part hereof and incorporated herein by reference (such tract or parcel of land being hereafter called the "Land"), together with all buildings, structures, roads, improvements and appurtenances now or hereafter erected thereon (such buildings, structures, roads, improvements and appurtenances being hereinafter, collectively, called the "Improvements" and the Land and the Improvements, being hereinafter, collectively, called the "Demised Premises"). The Lessee, in consideration of the Lessor's letting of the Demised Premises to the Lessee, hereby agrees to pay the rent and other charges set forth in this Lease and agrees to be bound by all of the terms and conditions hereof.

ARTICLE 2. TERM AND RENT.
           The term of this Lease shall commence on the Occupancy Date (as hereinafter defined), and shall expire at 12:01 A.M. on the day which is the eleventh (11th) anniversary of the Occupancy Date, such eleventh (11th) anniversary being hereinafter called the "Expiration Date". Within thirty (30) days following the Occupancy Date, Lessor and Lessee will execute and deliver to each other duplicate counterparts of an agreement, in recordable form, setting forth the Occupancy Date and Expiration Date.

           The Lessee will have the right, at its option, to renew and extend this Lease for a term of five (5) years beginning on the Expiration Date and ending at 12:01 A.M. on

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the day which is the fifth (5th) anniversary of the Expiration Date. The Lessee may exercise it renewal option by giving written notice to Lessor of its intention to do so at least twenty-four months prior to the Expiration Date of the initial term of the Lease. If the Lessee exercises its renewal right, all of the terms and conditions of this Lease will continue in effect during the period of renewal.
           During the initial term of this Lease, Lessee shall pay to Lessor, as net basic rental for the Demised Premises, the following annual amounts (being hereinafter referred to as "Annual Net Basic Rental"):

                                                     Annual Net
     Year of Initial Term                           Basic Rental
     --------------------                           ------------
        1st Year                                  $ 62,400.00
        2nd Year                                    67,080.00
        3rd Year                                    72,111.00
        4th Year                                    77,519.00
        5th Year                                    83,333.00
        6th Year                                    89,583.00
        7th Year                                    96,302.00
        8th year                                   103,524.00
        9th Year                                   111,289.00
        10th Year                                  119,636.00
        11th Year                                  128,609.00

           If the lessee exercises its renewal option under this Article 6, the Annual New Basic Rental payments during the renewal period shall be the following amounts:

                                                   Annual Net
Year of Renewal Period                            Basic Rental
----------------------                            ------------
      1st Year                                  $138,254.00
      2nd year                                   148,623.00
      3rd Year                                   159,770.00
      4th Year                                   171,753.00
      5th Year                                   184,634.00

           It is the intention and agreement of the Lessor and the Lessee that such Annual Net Basic Rental shall be paid by the Lessee to the Lessor absolutely net, without any deduction or set-off of any kind or nature whatsoever. Such Annual Net Basic Rental shall be payable in monthly

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installments, each of which installments shall be in an amount equal to one-twelfth (1/12) of the applicable Annual Net Basic Rental, and shall be paid in advance on or before the first (1st) business day of each month during the term of this Lease, without demand, to the Lessor at 9596 Park Edge Road, Allison Park, Pennsylvania 15101, or at such other place as the Lessor may designate in writing from time to time.
           In the event that the Occupancy Date is a day other than the first business day of a calendar month, then the Lessee shall pay to the Lessor, on or before the Occupancy Date, a pro-rata portion of the applicable monthly installment of Annual Net Basic Rental, as above provided, such pro-rata portion to be based on the number of days remaining in such partial month following the Occupancy Date.

ARTICLE 3. CONSTRUCTION OF IMPROVEMENTS: OCCUPANCY DATE.
           Lessor covenants and agrees that, before the occupancy date, Lessor shall, at its sole cost and expense, complete, or cause the completion of, improvements to the building located on the Land after (such building, as improved, shall hereinafter be referred to as the "Building"), the parking facilities, and make all other improvements described in certain plans and specifications prepared by Kenneth H. Roos, Architect, listed in Exhibit "B" hereto (hereinafter the "Plans and Specifications").

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           The Occupancy Date shall mean the earlier of:

(i) The date on which the Architect certifies to Lessee that the improvements described in the Plans and Specifications have been completed in accordance with the Plans and Specifications and that all utility services contemplated in the Plans and Specifications have been installed and are available for the Lessee's use in the Building and elsewhere at the Demised Premises. Lessor agrees that it will exercise its best effort to cause its Architect to inspect the Improvements in a reasonable and timely manner, that it will cooperate with the Lessee in every reasonable way in order to secure utility services to the Building and the Demised Premises).
(ii) The date upon which the appropriate governmental authority issues an occupancy permit for the Demised Premises.

     Lessor hereby covenants that, as of the Occupancy Date and thereafter, there shall be no liens against the Demised Premises arising out of or in any way connected with the improvement of the premises in accordance with the Plans and Specifications.

ARTICLE 4. ALTERATIONS AND TRADE FIXTURES.
           Lessee shall have the right to make alterations, improvements or additions to the improvements; provided, however, that Lessee shall first obtain Lessor's prior written approval of the applicable plans and specifications for any alterations, improvements or additions (a) costing

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in excess of $5000.00, in the aggregate and not separately, or (b) affecting the structural or load-bearing members of the Building, or (c) affecting the exterior of the Building, or (d) affecting the roads, parking areas or other exterior structures on the Demised Premises. Lessor shall not unreasonably withhold its approval of any alterations, improvements or additions requested by Lessee and Lessor shall respond to Lessee's written request for such approval within fifteen (15) days following receipt thereof by Lessor.
           During the term of the Lease, Lessee shall have the right but, except as stated in the succeeding sentence, not the obligation to remove (a) any of said alterations, improvements or additions made to the Demised Premises by Lessee at Lessee's cost, and (b) any trade fixtures, furniture and equipment installed by Lessee; provided, however, that Lessee shall, at its sole cost and expense, repair any damage caused to the Demised Premises by such removal. By notice to Lessee in writing given not more than six (6) months and not less than two (2) months prior to the Expiration Date, Lessor may request that Lessee remove from the Demised Premises (I) any of said alterations, improvements or additions made to the Demised Premises by Lessee and (ii) any of the trade fixtures, furniture and equipment installed by Lessee; and, if Lessor makes such request, Lessee shall remove, on or before the Expiration Date, such of Lessee's alterations, improvements, additions, trade fixtures, furniture and equipment as are stated in such request and repair any damage caused to the Demised Premises by said removal. Subject to the foregoing provisions of this

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Article 4, in the event that Lessor requests removal of certain property from the Demised Premises and Lessee fails to remove the same and repair any damage caused thereby on or before the Expiration Date (in each case as specifically required by the immediately preceding sentence), then Lessee agrees to reimburse and pay Lessor for the actual cost of removing the same and repairing any damage to the Demised Premises caused by said removal. All of the alterations. improvements, additions, trade fixtures, furniture and equipment remaining on the Demised Premises after said Expiration Date shall become the property of Lessor. Prior to the commencement by Lessee of construction of any alterations, improvements or additions at or upon the Demised Premises, Lessee shall furnish to Lessor satisfactory evidence of: (a) the procurement of any necessary permits and authorizations (required by statutes, ordinances, building code requirements, restrictive covenants, or otherwise) from the appropriate governmental authorities having jurisdiction over the Demised Premises, (b) the filing of a satisfactory waiver against mechanics' liens, and (c) Workmen's Compensation Insurance, public liability insurance and property damage insurance in amounts, form and content, and with insurance companies, in each case reasonably satisfactory to Lessor.

ARTICLE 5. USE AND COVENANTS OF LESSEE.
           The Lessee shall use the Demised Premises for office purposes and for parking and other purposes related

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to Lessee's business, as lawfully permitted by any certificate of occupancy issued with respect to the Demised Premises and the laws and ordinances of the Commonwealth of Pennsylvania, Allegheny County and Shaler Township, and for no other purpose.

ARTICLE 5.1. ADDITIONAL COVENANTS.

           Lessee covenants and agrees that:
               (a) It will not install, use or operate any machinery or equipment that is harmful to the Demised Premises;
               (b) It will not place any weights in any por- tion of the building beyond its safe carrying capacity; and
               (c) It will comply fully with, and will not knowingly do, or suffer to be done, any act, matter or thing in violation of (I) the applicable certificate of occupancy, (ii) the laws, statutes, ordinances, regulations, orders and requirements of all federal, state, county, township or other governmental authorities having jurisdiction over the Demised Premises and the appropriate departments, commissions, boards and officers thereof, (iii) the orders, rules and regulations of the Board of Fire Underwriters or any other body hereafter constituted exercising similar functions, and (iv) the provisions of the fire or any other insurance policies now or hereafter in effect in connection with the Demised Premises.

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ARTICLE 6. INSPECTION AND WORK BY LESSOR.
           Lessor shall have the right at all times, upon the giving of twenty-four (24) hours prior notice to Lessee (except for an emergency, in which event such prior notice to Lessee shall not be required), by its duly authorized employees and agents, at Lessor's own sole cost and expense, to go upon and inspect the Demised Premises during Lessee's usual business hours (except in the case of an emergency, in which event such entry and inspection may be made at any time); and at such time and under such circumstances, the Lessor may make any necessary repairs to the Demised Premises and may perform any work therein that may be necessary to comply with any applicable laws, statutes, ordinances, regulations, orders and requirements of all federal, state, county, township or other governmental authorities having jurisdiction over the Demised Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters or any other body hereafter constitute exercising similar functions, or that the Lessor may deem reasonably necessary to prevent waste or deterioration on the Demised Premises. Nothing herein shall imply any duty upon the part of the Lessor to do any such work that under any provisions of this Lease the Lessee is required to perform, and the performance thereof by the Lessor shall not constitute a waiver of the Lessee's default in failing to perform the same. The Lessor may, during the progress of any work in the Demised Premises, keep and store upon the

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Demised Premises, in areas mutually convenient to Lessor and Lessee, all necessary materials, tools and equipment required for said work. Lessee shall fully reimburse Lessor for the cost of any work performed by Lessor pursuant to this Article 6 which amount shall be deemed to be additional rent; provided, however, that Lessor shall be responsible for and pay the cost of any work performed in order to fulfill Lessor's obligations under this Lease.

ARTICLE 7. INSPECTION BY PROSPECTIVE PURCHASERS AND TENANTS.
           The Lessor shall have the right, upon the giving of forty-eight (48) hours prior notice to Lessee, to enter the Demised Premises during the Lessee's usual business hours (a) to exhibit the same to prospective purchasers at any time during the Lease term and (b) to exhibit the same to prospective tenants within six (6) months prior to the Expiration Date. A representative of Lessor shall always accompany any prospective purchaser or tenant on any of the aforesaid inspections. Lessor shall also have the right, at any time during the Lease term or any renewal thereof, to display the usual "For Sale" signs on the Demised Premises and also the right, within six (6) months prior to the Expiration Date, to display the usual "For Rent" signs; provided, however, that any such "For Sale" or "For Rent" sign shall be displayed in such a manner so as not to unreasonably interfere with the Lessee's business, and Lessee agrees that Lessee shall not disturb any such signs placed upon the Demised Premises.

ARTICLE 8. SIGNS.
           Lessee shall not install, maintain or display upon

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the Demised Premises any exterior signs without the prior written approval of
Lessor, which approval shall not be unreasonably withheld. Lessor agrees to make a determination of whether to grant or withhold such approval and to inform Lessee of same in writing within thirty (30) days of any such request by Lessee. Lessor hereby grants its approval of all signs, logos and insignia which are shown on the Plans and Specifications.

ARTICLE 9. INDEMNIFICATION.
           During the Term of this Lease, Lessee agrees to indemnify and save Lessor harmless against and form any and all claims by or on behalf of any person(s), firm(s), corporation(s) or any other entity arising from anything whatsoever done in or about the Demised Premises; and Lessee will further indemnify and save Lessor harmless against and from any and all claims arising from the conditions of the Demised Premises, or arising from any breach or default on the part of the Lessee in the performance of any covenant or agreement on the part of the Lessee to be performed pursuant to the terms and conditions of this Lease, or arising from any willful or negligent act or omission of the Lessee or any of its agents, servants or employees, or arising from any accident, injury or damage whatsoever caused to any person(s), firm(s), corporation(s) or any other entity occurring in or about the Demised Premises; and Lessee will further indemnify and save Lessor harmless against and from all costs, counsel fees, expenses and liabilities reasonably

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incurred in connection with any such claim or action or proceeding brought thereon; and, in case any action or proceeding be brought against the Lessor by reason of any such claim, the Lessee covenants to resist or defend such action or proceeding by counsel, reasonably satisfactory to the Lessor; provided, however, that Lessee's obligation to indemnify Lessor hereunder shall not extend to any matters or occurrences (or their consequences) arising from or associated with any negligent or willful act or omission of Lessor or his agents, servants or employees.

ARTICLE 10. RELEASE OF LIABILITY.
           Lessee agrees to release and indemnify and hereby releases the Lessor, and his agents, servants and employees, from all liability in connection with any and all damage to or loss of property, or loss or interruption of business, or costs and expenses (including, but not limited to attorneys' fees) occurring to Lessee, its agents, servants, employees, invitees, licensees, visitors, or any other person, firm, corporation or entity, caused by an fire, breakage or leakage in any part or portion of the Demised Premises, or from water, rain or snow that may leak into, issue or flow from any part of the said Demised Premises, or from the drains, pipes or plumbing work of the same, or from any place or quarter, unless such loss, interruption, breakage, leakage, injury or damage be caused by or result from negligent or willful acts or omissions of the Lessor or his agents, servants and employees.

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ARTICLE 11. FIRE AND OTHER CASUALTY DAMAGE.
           Lessee agrees to give prompt notice to Lessor of any damage or destruction of and to the Demised Premises by fire or other casualty.
           In the event at least fifty percent (50%) or more of the Improvements on the Demised Premises are damaged or destroyed by fire or other casualty, and
(ii) such damage or destruction occurs on or after the tenth (10th) anniversary of the Occupancy Date (unless Lessee has exercised its renewal option under Article 2 of this Lease, in which event such destruction or damage must have occurred after the fourteenth (14th) anniversary of the Occupancy Date), Lessor or Lessee shall have the right to cancel and terminate this Lease by giving written notice of such election to the other party within thirty (30) days following the date of said damage or destruction, which notice shall set forth a date of termination not less than thirty (30) days subsequent to the date of the notice of termination.
         In the event that this Lease is terminated as aforesaid, the rent shall abate for the balance of the term, and Lessor shall be entitled to the insurance proceeds for said damage or destruction and Lessee shall immediately pay to Lessor the full amount of any policy deductible. If, however, (1) no lection to terminate as aforesaid is made and this Lease remains in full force and effect, or (b) the damage is of a lesser nature, Lessor shall restore the Demised Premises with due diligence, except for delays

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caused by (I) Lessor's inability to obtain materials, (ii) Acts of God, as said term is legally defined and construed, (iii) strikes, slow downs fire or weather, (iv) act of governmental authority, or (v) any other cause beyond the control of Lessor, to substantially the condition existing before such damage or destruction, with Lessor reserving the right to enter upon the Demised Premises for such purpose. In such event, the Annual Net Basic Rental shall be equitably reduced, apportioned or suspended during the period of time required for the repair or restoration of the Demised Premises, taking into account the proportion and character (the Building, Improvements, Parking Area, etc.) of the Demised Premises rendered untenantable by the damage or destruction; provided, however, that Lessee's performance of all other covenants and agreements by the Lessee herein to be performed shall not be affected by any such damage or destruction to the Building on the Demised Premises. Notwithstanding anything in this Agreement to the contrary, Lessor shall have no obligation to restore and rebuild if: (I) the Improvements are substantially or totally damaged or destroyed by a cause or event which is outside the scope of coverage of Lessee's all risks insurance policy; or (ii) Mellon Bank, N.A. and/or the Allegheny County Industrial Development Authority shall cause insurance proceeds to be used to reduce the balance of any outstanding loans given by

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Mellon Bank, N.A. in connection with the Demised Premises
rather than to restore or rebuild.

           All insurance proceeds received due to the damage or destruction of and to the Demised Premises shall be immediately deposited with the Lessor Or Mellon Bank, N.A. "in trust" and so as not to be subject to the claims of any creditor of Lessor. Lessor shall first use such funds for the repair and reconstruction of the Building and any other damaged potion of the Demised Premises to the extent required by this Article. In addition, prior to the commencement of any restoration, rebuilding or repair work, the total estimated cost of such work, as determined by Lessor, up to the full amount of any insurance deductible, shall be deposited by Lessee with Lessor.

ARTICLE 12. EMINENT DOMAIN.
            If, during the term of this Lease or any renewal thereof, all or any part of the Demised Premises shall be taken as a result of the exercise of the power of eminent domain Lessee shall have the right to claim and prove in such proceeding and to receive any award which may be made, if any, specifically for damages or condemnation of the Lessee's movable trade fixtures, equipment and relocation expenses and the Lessor shall be entitled to the balance of any award in any such proceeding.
            If the entire Demised Premises shall be taken under such eminent domain proceeding, this Lease and all the right, title and interest of the Lessee hereunder shall

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cease and come to an end on the date when possession is taken pursuant to such proceeding, and the Lessee's obligations to pay annual Net Basic Rental and other amounts under this Lease shall abate as of said date.
            On a partial taking of the Demised Premises, (a) either Lessor or Lessee shall have the option to terminate this Lease if (I) at least twenty percent (20%) of the usable floor area of the Building or (ii) at least fifty percent (50%) of the parking spaces on the Demised Premises shall be taken in any such proceeding; and (b) Lessee shall have the option to terminate this Lease without regard to the potion of the Demised Premises taken in any eminent domain proceeding) if Lessee provides conclusive evidence that such taking of the Demised Premises renders the balance of the Demised Premises impractical for Lessee's business purposes. The Lessor or the Lessee may exercise the aforesaid option or options to terminate this Lease in its entirety as aforesaid by giving written notice to the other within sixty (60) days after the date of the vesting of title in such proceeding, specifying a date not more than thirty (30) days after the giving of such notice as the date for such terminations; provided, however, if Lessor is able to provide, for the use of Lessee, its employees and guests, equivalent parking area or areas within three hundred (300) feet of any front, side or rear line of the Building or other Improvements, then Lessee's

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aforesaid right to terminate this Lease due to the taking of fifty percent (50%)
of the parking spaces shall thereby end and any notice of termination given by Lessee to Lessor (due to the taking of said parking spaces) prior thereto shall be void and of no further force and effect.
            In the event that this Lease is not terminated after the eminent domain proceeding under the aforesaid provisions, (a) Lessor shall promptly commence to repair or restore the Demised Premises to tenantable condition for Lessee's uses and complete same with due diligence except for delays caused by
(I) Lessor's inability to obtain materials, (ii) Acts of God, as said term is legally defined and construed, (iii) strikes, fire or weather, (iv) act of government authority, or (v) any other cause beyond the control of Lessor, and
(b) the Annual Net Basic Rental and, correspondingly, the monthly installments thereof, shall be equitably reduced from and after the date possession is taken by the condemnor for the balance of the term by taking into account the character and the amount of the taking.

ARTICLE 13. INTERRUPTION OF USE.
            Except to the extent caused by any negligent or willful act or omission of Lessor or any employee or agent of Lessor, Lessor shall not be liable for any damages, compensation or claims of Lessee by reason of (a)

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inconvenience, annoyance, loss of business or interruption in the use of said
Demised Premises to or by Lessee arising from the necessity of repairing or restoring the Improvements on the Demised Premises at any time during the term of this Lease or any renewal thereof, whether caused by fire or any other cause, or (b) the termination of this Lease pursuant to any of the provisions hereof; provided, however, that Lessor shall use its best efforts to minimize any such inconvenience, annoyance, loss of business or interruption of use.

ARTICLE 14. REPAIRS.
            The Lessee covenants throughout the term of this Lease at the Lessee's sole cost and expense, to take good care of the Demised Premises, including the equipment, fixtures and machinery thereof, and to keep the same in good order, maintenance, repair and condition; and Lessee agrees to promptly, at Lessee's sole cost and expense, make all necessary repairs, interior and exterior, ordinary as well as extraordinary, and foreseen as well as unforeseen, to the Demised Premises except to the extent that any such repairs are necessitated because of negligent or willful acts or omissions of Lessor or any of his employees or agents; provided, however, that Lessor shall be responsible for making any repairs to the extent that the same are necessitated because of negligent or willful acts or omissions of Lessor or any of his employees or agents. The term

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"repair(s)" shall include replacement or renewals when necessary, and all such repairs shall be equal in quality and class to the original work. At the termination of this Lease, Lessee shall surrender the Demised Premises in the same condition as when received, except for reasonable use and natural wear.
            All work done in connection with any maintenance, repairs or alterations shall be done in a good and workmanlike manner, in compliance with the applicable building and zoning laws of Shaler Township and with all applicable laws, statutes, ordinances, regulations, orders and requirements of all federal, state, county, township, or other governmental authorities having jurisdiction over the Demised Premises and the appropriate departments, commissions, boards and officers thereof, and in compliance with the orders, rules and regulations of the Board of Fire Underwriters or any other body hereafter constituted exercising similar functions.
            If either party fails or neglects to proceed with due diligence to commence and complete the repairs, renewals or replacements in accordance with its obligations hereunder (such party being hereinafter referred to as the "defaulting party"), the other party, upon the lapse of thirty (30) days after the mailing of written notice to the defaulting party

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(except (a) where such repairs, renewals or replacements by their nature may take a longer reasonable specific period of time as agreed to by the other party in said written notice, and (b) in the event of an emergency, in which event no such written notice shall be required to Lessee) , may enter upon the Demised Premises and cause such repairs, renewals or replacements to be made and charge the cost thereof to the defaulting party. If the Lessee shall be the defaulting party, such cost shall be deemed to be additional rent. If the Lessor shall be the defaulting party, Lessor shall, within ten (10) days after written demand by Lessee , remit such cost to Lessee; in no event , however , shall Lessee have the right to offset such cost against rent payments.

ARTICLE 15. UTILITIES.

            The Lessee agrees to pay or cause to be paid all charges for gas, electricity, light, heat or power, water and sewer rental and charges, telephone or other communication services, and all other utilities servicing and consumed on the Demised Premises throughout the term of this Lease and to indemnify and save Lessor harmless against any liability or damages on such account ( except that Lessor shall reimburse Lessee for the cost on any utility services consumed by Lessor or his employees and agents). The aforesaid utility services shall be separately metered for the Demised Premises. From and after the Occupancy Date,

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the Lessee shall at its sole cost and expense procure any and all necessary additional permits, licenses or other authorizations required for the lawful and proper installation and maintenance upon the Demised Premises of wires, pipes, conduits, tubes and other equipment and appliances for use in supplying any services to and upon the Demised Premises which may be required subsequent to the Occupancy Date, and Lessor shall comply with reasonable request by Lessee for Lessor's cooperation or assistance in connection therewith.

ARTICLE 16. TAXES AND ASSESSMENTS.
            The Lessee covenants and agrees to pay, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all real estate taxes (including, for so long as the Demised Premises are owned by the Allegheny County IDA, an amount equal to the ad valorem taxes which would be due if the Demised Premises were not owned by the IDA), assessments with respect to the real property comprising the Demised Premises, water and sewer rates and charges, fire hydrant tax, street lighting tax and other governmental charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever, including but not limited to assessments for public improvements or benefits which shall during

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the term hereby demised be laid, assessed, levied or imposed upon or become due and payable upon the Land and the Improvements of the Demised Premises (all of which real estate taxes, assessments with respect to the real property comprising the Demised Premises, water and sewer rates and charges, fire hydrant tax, street lighting tax and other governmental charges are hereinafter, collectively, referred to as "Impositions") ; provided, however, that, if by law any such Imposition is payable or may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may pay the same, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same respectively become due and payable and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest. Both Lessor and/or Lessee shall have the right, jointly and severally, to protest to the appropriate governmental taxing authority involved, in the lawfully prescribed manner, any such Imposition and any additional Imposition which may be levied for imposed on the Demised Premises during the term of this Lease.
            Lessor hereby names, constitutes and appoints Lessee as Lessor's attorney-in-fact to take, in the name, place and stead of Lessor, any and all actions which Lessee may deem necessary or appropriate in order to protest any Imposition or to secure a reduction in the amount of any

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Imposition (including any interest and penalties thereon) which, by the terms of this Article 16, is payable by the Lessee; and Lessor hereby agrees, promptly upon the request of Lessee therefor, to execute and deliver to Lessee such other and further documents as Lessee may reasonably require in order to carry out the purposes of this Article 16.
            An adjustment shall be made between Lessor and Lessee of all of the said items included within the term "Impositions" as of the Occupancy Date and as of the Expiration Date.

ARTICLE 17. INSURANCE.
            During the term of this Lease, Lessee shall obtain, maintain, any pay the reasonable cost of securing the following insurance coverages in connection with the Demised Premises: (a) all risks insurance (which insures at the minimum against the risks covered by a first-class Pennsylvania fire insurance policy with extended coverage) insuring the Building and other Improvements on the Demised Premises and the fixtures contained therein in amounts of not less than 80% of the cost of replacement thereof in substantially the same condition as existed when the loss occurred, providing for a "deductible" of not more than $1,000.00 and naming Lessee, Lessor and the Allegheny county Industrial Development Authority ("ACIDA") as name insureds "as their interests may appear" and with a mortgagee clause in favor of Mellon Bank, N.A.; and (b) general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Demised Premises, and such insurance shall afford protection to Lessor, Lessee and the ACIDA to the limit of not less than $1,000,000.00 in respect to any injury or death to persons and in respect to property damage; (c) insurance insuring Lessor for loss of rental income from the Demised Premises during the term of this Lease due to the occurrence of any hazard, and having a policy limit not less than one hundred percent (100%) of the Annual Net Basic Rental and Additional Rental amounts established in this Lease; and (d) insurance against such other risks as Lessor and Lessee may from time to time deem necessary or advisable or as Lessee may desire to put into effect, of a similar or dissimilar nature, as are or shall be customarily covered with respect to buildings similar in construction, general location, use and occupancy, including, but without limiting the generality of the foregoing, windstorm, plate glass damage, hail, explosion, riot and civil commotion, damage from aircraft and vehicles, damage due to boiler failure, and smoke damage, as and when insurance against such other risks is available.
            All policies of insurance and renewals thereof shall be subject to the mutual approval of Lessor and Lessee and shall provide (a) that no material change or cancellation of said policies shall be made without ten (10) days prior written notice to Lessor, Lessee, the ACIDA and Mellon Bank, N.A., (b) that any loss shall be payable notwithstanding any act or omission of the Lessee, Lessor or the

ACIDA (of any employee or agent of them) which might otherwise result in the forfeiture of said insurance, and (c) that the insurance company issuing the same shall have no right of subrogation against the Lessee, Lessor or the ACIDA. Lessee and Lessor shall observe and comply with the requirements of all policies of insurance in effect from time to time with respect to the Demised Premises and the fixtures and equipment contained therein.
            Lessor and Lessee, respectively, hereby release each other from any and all liability or responsibility to the other and to anyone claiming through or under it or them by way of subrogation or otherwise for any loss of or damage to any property and any injury to or death of any person, to the extent that the same is covered by any insurance then in effect, even if such loss or damage or injury or death shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to any loss or damage or injury or death occurring during such time as the policy or policies of insurance covering the same shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair such insurance or prejudice the right of the insured to recover thereunder.

ARTICLE 18. ASSIGNMENT AND SUBLETTING.
            Lessee shall not have the right to assign this Lease nor to sublet all or a portion of the Demised Premises without the written consent of Lessor, which consent of Lessor will not be unreasonably withheld. On any subletting consented to by Lessor, (a) the sublease document must provide that the sublessee agrees to assume all terms, conditions and obligations of Lessee under this Lease and (b) Lessee shall remain liable under all terms and conditions of this Lease.

ARTICLE 19. DEFAULT.
            The occurrence of any of the following shall constitute an "event of default" hereunder:
               (a) Failure of Lessee to take possession of the Demised Premises within thirty (30) days after the Occupancy Date;
               (b) The vacation or abandonment of the Demised Premises by Lessee; provided, however, that the cessation of regular business activities at the Demised Premises shall not constitute an event of default so long as (I) such cessation does not continue for more than six (6) months, (ii) during such cessation Lessee continues to maintain the Improvements and the Land in all respects as if the Demised Premises were being occupied and used for the purposes contemplated by this Lease, (iii) Lessee undertakes to provide security services to the Demised Premises (reasonably acceptable to Lessor) so as to protect the Demised Premises from damage or destruction by vandalism or the like, (iv) such cessation does not cause cancellation of any insurance coverages required by this Lease, and (v) Lessee continues to observe and perform all other obligations and covenants to which it is subject under this Lease.
               (c) A failure by lessee to pay (I) any installment of Annual Net Basic Rental hereunder within fifteen (15) days after the date on which the same is due, or (ii) any other sum herein required to be paid by Lessee and the same is not paid within fifteen (15) days from the receipt of written notice that the same is due;
               (d) A failure by Lessee to observe and perform any other provision or covenant of this Lease to be observed or performed by Lessee where such failure continues for thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that, if the nature of the default is such that the same cannot reasonably be cured within such thirty (30) day period, Lessee shall not be deemed to be in default if Lessee shall within such period commence such cure and thereafter diligently prosecute the same to completion; and
               (e) The filing of a petition by or against Lessee for adjudication as a bankrupt or insolvent or for its reorganization or for the appointment pursuant to any local, state or federal bankruptcy or insolvency law of a receiver or trustee of Lessee's property; or an assignment by Lessee for the benefit of creditors; or the taking possession of the property of Lessee by any local, state or federal governmental officer or agency or court-appointed official for the dissolution or liquidation of Lessee or for the operating, either temporarily or permanently, of Lessee's business, provided; however, that if any such action is com- menced against Lessee the same shall not constitute a de- fault if the same is dismissed or stayed within sixty (60) days after the filing of the same.

ARTICLE 20. REMEDIES
            Upon the occurrence of any such event of default set forth above in
Article 19:
               (a) Lessor may accelerate all Annual Net Basic Rental payments due to the balance of the term of this Lease, discounting the same to the then present value using an interest factor of seven and one-half percent (7-1/2%) per annum, and declare the same to be immediately due and payable;
               (b) Lessor, at its option, may serve notice upon Lessee that this Lease and the then unexpired term hereof shall cease and expire and become absolutely void on the date specified in such notice, to be not less than five
(5) days after the date of such notice; and, thereupon and at the expiration of the time limit specified in such notice, this Lease and the term hereof granted, as well as the right, title and interest of the Lessee hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as otherwise provided in the last sentence of this paragraph) as if the date fixed in such notice were the Expiration Date. Thereupon, Lessee shall immediately quit and surrender to Lessor the Demised Premises, and Lessor may enter into and repossess the Demised Premises in any lawful manner by summary proceedings, detainer, ejectment or otherwise and remove all occupants thereof and, at Lessor's option, any property thereon. No such expiration or termination of this Lease shall relieve Lessee of its liability and obligations under this Lease, whether or not the Demised Premises shall be relet;
               (c) Lessor may, at any time after the occurrence of any event of default, re-enter and repossess the Demised Premises and any part thereof and attempt in his own name, as agent for Lessee if this Lease not be terminated, or in its own behalf if this Lease be terminated, to relet all or any part of such Demised Premises, in a commercially reasonable manner on arms' length basis, for and upon such terms and to such persons, firms or corporations and for such period or periods a Lessor, in its sold discretion, shall determine, including a term beyond the Expiration Date; and Lessor shall not be required to accept any tenant offered by Lessee or observe any instruction given by Lessee about such reletting; provided, however, that Lessor shall exercise its best efforts to mitigate damages. Subject to the foregoing, for the purpose of such reletting, Lessor may reasonably decorate or make reasonable repairs, changes, alterations, or additions in or to the Demised Premises to the extent reasonably deemed by Lessor necessary or desirable; an the cost of such decoration, repairs, changes alterations or additions hall be charged to and by payable by Lessee as additional rent hereunder, together with any reasonable brokerage and legal fees expended by Lessor in connection therewith; and any sums collected by Lessor from any new tenant of the Demised Premises shall be credited against the balance of the Annual Net Basic Rental and additional rent due hereunder. Lessee shall pay to Lessor, monthly, on the days when the Annual net Basic Rental would have been payable under this Lease, the amount due under this paragraph (c) less the amount obtained by Lessor from such new tenant;
               (d) In the event of a breach or threatened breach by one party of any of the agreements, conditions, covenants or terms hereof, the other party shall have the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. The rights and remedies provided in this Lease are distinct, separate and cumulative remedies; and no one of the, whether or not exercised, shall be deemed to be in exclusion of any of the others;
               (e) In the event of any such default, Lessee hereby empowers any prothonotary or attorney of any court of record to appear for Lessee in any and all actions which may be brought for Annual Net Basic Rental or additional rent, or other charges or expenses agreed to be paid by Lessee hereunder, and to sign for Lessee an agreement for entering into any competent court an amicable action or actions for the recovery of Annual net Basic Rental, additional rent, or other charges for expenses and, in said suits or in said amicable action or actions, to confess judgment against Lessee for all or any part of such Annual Net Basic Rental, additional rent, including, at Lessor's option, the Annual Net Basic Rental for the entire unexpired balance of the term of this Lease, computed as set forth in paragraph
(a) of this Article 20, and any other charges, payments, costs and expenses reserved as rent or agreed to be paid by Lessee, and for interest and costs together with an attorney's commission of five percent (5%) thereof; provided, however, that, at least fifteen (15) days prior to the commencement of any suit or action pursuant to this paragraph (e) of Article 20, Lessor shall give Lessee written notice of its intention to do so. Said authority shall not be exhausted by any one exercise thereof, but judgment may be confessed as aforesaid form time to time and as often as any of said Annual Net Basic Rental, additional rent or other charges reserved as rent shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the term of this Lease. It shall not be necessary for lessor to file the original of this Lease, but Lessor may file a true copy thereof at the time of the entry of such judgment or judgments; and
               (f) When this Lease shall be determined by condition broken during the term of this Lease, and also when and as soon as the term hereby created has expired, it shall be lawful for any attorney as attorney for the Lessee to file an agreement for entering in any competent court an amicable action and judgment in ejection against Lessee and all persons or entities claiming under Lessee for the recovery by Lessor of possession of the Demised Premises, for which this Lease shall be sufficient warrant; whereupon, if Lessor so desires, a writ of Habere facias possessionem may issue forthwith, without any prior writ or proceeding whatsoever, and provided that, if for any reason after such action shall have been commenced the same shall be determined and possession of the Demised Premised shall remain in or be restored to Lessee, Lessor shall have the right, upon any subsequent default or defaults or upon the termination or expiration of this Lease, to bring one or more amicable action or actions to recover possession of the said Demised Premises; provided, however, that, at least fifteen (15) day prior to the commencement of any suit or action pursuant to this paragraph (f) of Article 20, Lessor shall give Lessee written notice of its intention to do so. In any amicable action of ejectment, Lessor shall first cause to be filed in such action an affidavit made by it or someone acting for it setting orth the facts necessary to authorize the entry of judgment, and, if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.

ARTICLE 21. PUBLIC AUTHORITY.
            From and after the Occupancy Date and during the term of this Lease, Lessee shall, at its sole cost and expense, promptly comply with all applicable laws, statutes, ordinances, regulations, orders and requirements of all federal, state, county, township or other governmental authorities having jurisdiction over the Demised Premises including the appropriate departments, commissions, boards and officers thereof, and with the orders, rules and regulations of the Board of Fire Underwriters or any other body hereafter constituted exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same require additions or alterations to the Demised Premises; provided, however, that Lessee shall have the right to contest the applicability or validity of any such laws, statutes, ordinances, regulations, orders and requirements and to defer compliance therewith pending the outcome of such contest, unless a deferral of compliance

(I) would constitute a criminal offense, or (ii) would or could subject Lessor to liability (in which event Lessee may defer compliance only if Lessee indemnifies Lessor against any such liability and provides to Lessor security reasonably acceptable to Lessor for such indemnity).

ARTICLE 22. SUBORDINATION.
            This Lease is subject and subordinate to the following mortgages, liens, encumbrances and interests and no others (the same being hereinafter collectively referred to as "Permitted Encumbrances") : (a) Lease Agreement between Richard A. Roos (as Lessee) and the Allegheny County Industrial Development Authority (as Lessor), dated January 10, 1980; (b) Mortgage and Security Agreement between Allegheny County Industrial Development authority (as Mortgagor and debtor) and Mellon Bank, N.A. (as mortgagee and secured party) dated January 10, 1980.
            This Lease shall be subject and subordinate to no future mortgage, lien or other encumbrance (except Permitted Encumbrances) unless and until each holder of each such mortgage, lien or other encumbrance (except Permitted (Encumbrances) shall have delivered to Lessee a fully-executed original counterpart of a non-disturbance agreement (in form and substance reasonably satisfactory to Lessee) roviding that, notwithstanding such subordination, this Lease shall not terminate in the event of any foreclosure of, or default by Lessor under any such future encumbrance as long as Lessee is not in default under any of the terms and conditions hereof, and Lessee agrees to attorn to and to recognize any successor of Lessor, by virtue of such foreclosure of default, as Lessee's landlord for the balance of the term of this Lease. The aforesaid subordination and attornment provisions shall be self-operative; however, Lessee agrees to promptly execute any further agreement submitted by Lessor in confirmation or acknowledgment of same.

ARTICLE 23. LESSOR'S APPROVAL OF REPAIRS.
            When at any time during the term of this Lease, Lessee shall be obligated to repair, replace or rebuild the Building and other Improvements on the Demised Premises and if the estimated cost thereof will exceed the sum of Five Thousand Dollars ($5,000.00) , Lessee shall not commence same until Lessee shall have obtained the Lessor's prior written approval to the plans and specifications for the proposed work, which approval the Lessor shall not unreasonably withhold. All such work shall be performed by a contractor reasonably acceptable to Lessor and under the supervision of a registered architect, a registered engineer, or an employee of Lessee reasonably acceptable to Lessor. All requests for approvals under this Article 23 shall be answered by Lessor within fifteen (15) days following the receipt by Lessor of a written request from Lessee for the same. Prior to the commencement of any work on said repairs, replacement or rebuilding, Lessee shall supply Lessor with satisfactory evidence of the following items: (a) the procurement of all necessary permits and authorizations from the various governmental authorities having jurisdiction over the Demised Premises, (b) the filing of a satisfactory waiver against mechanics' liens, and
(c) Workmen's Compensation Insurance, Public Liability Insurance and Property Damage Insurance in amounts, form and content, and with companies reasonably satisfactory to Lessor.

ARTICLE 24. QUIET POSSESSION.
            Lessor covenants with Lessee, that, subject to the terms and conditions of this Lease, if and so long as Lessee (I) pays the Annual Net Basic Rental, the additional rent and any other charges payable by Lessee under the terms, covenants, agreements and conditions of this Lease and (ii) performs all of the other terms, covenants, agreements and conditions of this Lease to be performed by Lessee, then Lessee shall quietly occupy and enjoy the Demised Premises during the term of this Lease without hindrance or disturbance by Lessor or by anyone claiming through or under Lessor.

ARTICLE 25. NOTICES.
            Any notice from the Lessor to the Lessee or from the Lessee to the Lessor shall be served by (a) personally delivering such notice to a duly authorized representative of the Lessee at the Demised Premises or to a duly authorized representative of the Lessor at the address hereinafter set forth or (b) by mailing such notice, by Registered or Certified Mail, postage prepaid, to Lessee at the Demised Premises or to Lessor at the address hereinafter set forth. Any notice shall be deemed to have been received (a) in the case of personal delivery, on the date such delivery is made, and (b) in the case of service by mail, on the second (2nd) business day following the date the same is deposited in the United States Mail, properly addressed and posted in the manner hereinbefore provided. The address of the Lessor is 9596 Park Edge Drive, Allison Park, Pennsylvania 15101. Either party hereto may change the address at which any notice (or copy of any notice) shall be delivered or mailed by giving written notice of such change to the other party hereto, as above provided in this Article 25.

ARTICLE 26. REQUIREMENT OF STRICT PERFORMANCE.
            Any law, usage or custom to the contrary notwith- standing, each party shall have the right at all times to enforce all terms, conditions and covenants hereof in strict accordance herewith, notwithstanding any conduct or custom on the part of such party in refraining from so doing at any time or times. Further, the failure of either party to this Lease at any time or times to enforce its rights hereunder strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to any specific term, condition or covenant hereof or as having in any way or manner modified the same.

ARTICLE 27. ADDITIONAL RENT.
            All payments required of Lessee, in addition to the Annual Net Basic Rental under the terms and conditions of this Lease, may, at the sole option of Lessor, be deemed to be additional rent and shall be payable to Lessor within fifteen (15) days after Lessor's written demand and notice to Lessee therefor; and Lessor shall have all of the rights and remedies provided in this Lease in event of default by Lessee in such payment. In the event that any payment required of Lessee herein is made by Lessor, Lessee agrees that said payment, together with interest at the rate of twelve percent (12%) per annum from the date of payment by Lessor, shall be deemed additional rent hereunder and shall be payable to Lessor as aforesaid. The making by Lessor of any payment required of Lessee herein shall not be or construed to be a waiver of any such default by Lessee.
            If Lessor request, Lessee shall make monthly payments to Lessor sufficient to cover one-twelfth (1/12th) of the annual real estate taxes and one-twelfth (1/12th) of the all risk insurance policy premium, such payments to be held in escrow by Mellon Bank, N.A. , without interest, for the payment or such taxes and insurance premium as the same shall become due.

ARTICLE 28. LESSOR'S OBLIGATIONS.
            The obligations under this Lease of the Lessor named in the paragraph preceding Article 1 of this Lease shall be binding upon such Lessor only for the period in which he is the owner of the Demised Premises; and upon termination of that ownership Lessee, except as to any obligation which has then matured, shall look solely to Lessor's successor in interest in the Demised Premises for the satisfaction of each and every obligation of Lessor hereunder.

ARTICLE 29. INSPECTIONS.
            The Allegheny County Industrial Development Authority and Mellon Bank, N.A. shall both have that right, at all time, upon the giving of twenty-four (24) hours prior notice to Lessee, by their duly authorized employees and agents and at their sole cost and expense, to go upon and inspect the Demised Premises during Lessee's usual business hours.

ARTICLE 30. SUCCESSORS.
            The respective rights and obligations provided in this Lease shall bind and shall inure to the benefit of the parties hereto, their respective legal representative, heirs, successors and permitted assigns.

ARTICLE 31. GOVERNING LAW.
            This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

ARTICLE 32. SEVERABILITY.
            If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired, and such remaining provisions shall remain in full force and effect.

ARTICLE 33. CAPTIONS.
            Marginal captions and article titles to this Lease are of convenience and reference only and are in no way to be construed as defining, limited or modifying the scope of intent of the various provisions of this Lease.

ARTICLE 34   ENTIRE AGREEMENT
            This Lease, including the Exhibits hereto, contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Lease and have initialed the Exhibits hereto, in counterparts the day and year first above written.

WITNESS:                                   RICHARD A. ROSS, LESSOR
/s/ Peter C. Baggerau                      /s/ Richard A. Roos
------------------------                   ------------------------
                                           Richard A. Roos

ATTEST:                                    BUSCH CO., LESSEE
/s/ Christine H. Fleming                   /s/ Jack Blaiyousef
------------------------                   ------------------------
Assistant Secretary                        Vice President

[Seal]

                                    Exhibit A

            ALL THOSE TWO CERTAIN PARCELS OF LAND situate in the Township of Shaler, County of Allegheny and Commonwealth of Pennsylvania, separately bounded and described as follows:

            FIRST: Lots 1,2 and 3 in Mary Cunningham's Plan of Lots called Littlewood, recorded in Plan Book 12, page 158, bounded and described as follows:

            BEGINNING at a point on the Easterly side of Mount Royal Boulevard (formerly the Pittsburgh and Butler Turnpike Road) at the Northeasterly corner of East Undercliff Street (formerly Highland Avenue) in said Plan: thence along the Easterly side of Mount Royal Boulevard, North 6(0) 25' 56" East 120.45 feet to an alley, 15 feet wide; thence along the Southerly side of said alley, South 88(0) 55' East 120.45 feet to the Westerly side of an unopened alley shown on said Plan; thence along the Westerly side of said alley, South 6(0) West 120.45 feet of the Northerly side of East Undercliff Street; thence along said side of East Undercliff Street, North 88(0) 55' West 119.63 feet to the place of beginning.

            SECOND: Part of Lot No. 4 in Mary Cunningham's Plan of Lots called Littlewood, recorded in Plan Book 12, page 158, together with a portion of an alley situated between Lot No. 4 on one side and Lots Nos. 1, 2 and 3 on the other side, together bounded and described as follows:

            BEGINNING at a point on the Northerly side of East Undercliff Street (formerly Highland Avenue) at the Southeasterly corner of Lot No. 1 in said Plan; thence along the Easterly line of Lots Nos. 1, 2 and 3 in said Plan, being also along the Westerly side of an unopened alley in said Plan, North 6(0) East
120.45 feet of the Northeasterly corner of Lot No. 3 in said Plan; thence along the Southerly side of another alley in said Plan, South 88(0) 55' East 42.18 feet to a point; thence through said lot No. 4, South 1(0) 33' 39" West 120.00 feet to the Northerly side of East Undercliff Street; thence along side of East Undercliff Street, North 88(0) 55' West 51.50 feet of the place of beginning.











                                    Exhibit B

                            Plans and Specifications



1. Specifications dated September 1, 1979

2. Addendum No. 1 to Specifications dated October 18, 1979

3. Addendum No. 2 to Specifications dated December 19, 1979

4. Drawings: No. 1 through No. 7 dated September 1, 1979
             No. H-1 and No. H-2 dated December 27.1979
             No. E-1 through No. E-3 dated December 27, 1979

                               AMENDMENT TO LEASE


            THE AMENDMENT made this 1st day of August, 1988, by and between RICHARD A. ROOS, an individual residing at 9596 Park Edge Drive, Allison Park, Pennsylvania 1501 ( hereafter called "Lessor")and BUSCH COMPANY,a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, having its principal office at 904 Mt. Royal Boulevard, Pittsburgh, Pennsylvania 15223 ( hereinafter called "Lessee").

                                   WITNESSETH:

            WHEREAS, Lessor and Lessee are parties to a certain commercial lease ( the "Lease"), dated the 10th day of January, 1980, governing certain property located at 904 Mt. Royal Boulevard, Pittsburgh, Pennsylvania 15223 ( said property hereinafter called the "Demised Premises"); and

            WHEREAS, Lessor and Lessee desire to change the terms of the Lease in certain respects as hereinafter provided.

            NOW, THEREFORE, intending to be legally bound hereby, Lessor and Lessee hereby covenant and agree as follows:

            1. Article II Term and Rent of the Lease is hereby deleted in its entirety and the following Article II shall be substituted therefor:

                                   ARTICLE II
                                  TERM AND RENT

            The term of the Lease shall be extended to July 31, 1998. From August 1, 1988 through July 31, 1993, the Annual Net Basic Rental for the Demised Premises, shall be One Hundred Three-Thousand Two Hundred and 00 / 100 Dollars ($103,200.00). For the period commencing August 1, 1993 through July 31, 1998, the Annual Net Basic Rental for the Demised Premises shall be an amount agreed to by Lessor and Lessee. If Lessor and Lessee are unable to agree on appropriate rent, they shall select an M. A. I. appraiser who shall determine the fair market rental for the remaining term of the lease. In the event that the selection of an appraiser cannot be agreed upon, the Lessor and Lessee shall each select one M. A. I. appraiser and the two appraisers so selected shall select a third. The controlling rental for the remaining term of the Lease shall be the average rental determined by the three appraisals. The expense of the appraisals shall be borne one-half (1/2) by the Lessor and one-half ( 1/2 ) by the Lessee. Notwithstanding anything herein herein to the contrary, the Annual Net Basic Rental for the period August 1, 1993 through July 31, 1998 shall not be less than One Hundred Three Thousand Two Hundred and 00/100 Dollars ($103,200.00).

            It is the intention and agreement of the Lessor and the Lessee that such Annual Net Basic Rental shall be paid by the Lessee to the Lessor absolutely net, without any deduction or set-off of any kind or nature whatsoever. Such Annual Net Basic Rental Shall be payable in monthly installments, each of which installment shall be an amount equal to one-twelfth ( 1/12th ) of the applicable Annual Net Basic Rental, and shall be paid in advance on or before the first business day of each month during the term of this Lease, without demand, to the Lessor at 9596 park Edge Road, Allison park, Pennsylvania 15101 or at such other place as the Lessor may designate in writing from time to time.

            2. In all other respects, the lease is hereby ratified and confirmed in its entirety.

            IN WITNESS WHEREOF, the parties hereto sign as of this 1st day of August, 1988.

WITNESS:                           LESSOR:

/s/ Keith Blough                   /s/ Richard A. Roos
-----------------------------      -----------------------------
                                   Richard A. Roos

ATTEST:                            LESSEE:
                                   BUSCH COMPANY

/s/ John D. Houston II             /s/ Andrew M. Halapin
-----------------------------      ----------------------------
John D. Houston II, Secretary      Andrew M. Halapin, President

                               AMENDMENT TO LEASE

            AMENDMENT MADE this 21st day of May, 1991, by and between RICHARD A. ROOS, an individual residing at 9596 Park Edge Drive, Allison Park, Pennsylvania 15101 ( hereinafter called "Lessor" ) and BUSCH COMPANY, a corporation organized and existing under the the laws of the Commonwealth of Pennsylvania, having its principal office at 904 Mt. Royal Boulevard, Pittsburgh, Pennsylvania 15223 ( hereinafter called "Lessee").

                                   WITNESSETH:

            WHEREAS, Lessor and Lessee are parties to a certain commercial lease ( the "Lease"), dated the 10th day of January, 1980, governing certain property located at 904 Mt. Royal Boulevard, Pittsburgh, Pennsylvania 15223 ( said property hereinafter called the "Demised Premises");

            WHEREAS, the Lease was amended by agreement between the parties dated August 1, 1988; and

            WHEREAS, Lessor and Lessee desire to change the terms of the amended Lease ( "Amended Lease" ) in certain respects as hereinafter provided.

            NOW, THEREFORE, intending to be legally bound hereby, Lessor and Lessee hereby covenant and agree as follows:

            1. Article II Term and Rent of the Lease is hereby deleted in its entirety and the following Article II shall be substituted therefor:

                                   ARTICLE II
                                  TERM AND RENT

            The term of the Lease shall be extended to July 31, 1999. The Annual Net Basic Rental for the Demised Premises, shall be One Hundred Three-Thousand Two Hundred and 00 / 100 Dollars ($103,200.00) for term of the Lease.

            It is the intention and agreement of the Lessor and the Lessee that such Annual Net Basic Rental shall be paid by the Lessee to the Lessor absolutely net, without any deduction or set-off of any kind or nature whatsoever. Such Annual Net Basic Rental Shall be payable in monthly installments, each of which installment shall be an amount equal to one-twelfth ( 1/12th ) of the applicable Annual Net Basic Rental, and shall be paid in advance on or before the first business day of each month during the term of this Lease, without demand, to the Lessor at 9596 park Edge Road, Allison park, Pennsylvania 15101 or at such other place as the Lessor may designate in writing from time to time.

            2. In all other respects, the lease is hereby ratified and confirmed in its entirety.

            IN WITNESS WHEREOF, the parties hereto sign as of this 1st day of May, 1991.

WITNESS:                                    LESSOR:

/s/ Kathleen M. Blackburn                   /s/ Richard A. Roos
-----------------------------               ----------------------------
                                            Richard A. Roos

ATTEST:                                     LESSEE:

/s/ John D. Houston II                      By:/s/ Andrew M. Halapin
-----------------------------               ----------------------------
John D. Houston II, Secretary               Andrew M. Halapin, President

                               AMENDMENT TO LEASE

            THIS ADDENDUM TO LEASE MADE this 1st day of June, 1991 by and between JDA, Inc., a Pennsylvania corporation with an address at 904 Mt. Royal boulevard, Pittsburgh, Pennsylvania 15223 (hereinafter called "JDA") and BUSCH COMPANY, a Pennsylvania corporation having its principal office at 904 Mt. Royal Boulevard, Pittsburgh, Pennsylvania 15223 ( hereinafter called "Lessee").

                                   WITNESSETH:

            WHEREAS, Richard A. Roos ("Roos") as Lessor and Lessee are parties to a certain commercial lease ( the "Lease"), dated January 10, 1980, governing certain property located at 904 Mt. Royal Boulevard, Pittsburgh, Pennsylvania 15223 ( said property hereinafter called the "Demised Premises");
            WHEREAS, the Lease was amended by agreement between Roos and Lessee dated August, 1, 19988 and by agreement of Roos and Lessee dated May 21, 1991: and
            WHEREAS, JDA acquired the Demised Premises from Roos subject to the terms of the amended Lease "Amended Lease") such that the Lessee is to continue to pay the Annual Net Basic Rental of $103,200 for the term of the Lease to Roos (through and including July 31, 1999).
            NOW, THEREFORE, intending to be legally bound hereby, JDA and Lessee hereby covenant and agree as follows:

            1. In addition to the Annual Net Basic Rental of $103,200 to be paid to Roos, Lessee shall pay to JDA the amount of $2,509.00 per month as additional rent for the term of the Lessee (through and including July 31, 1999).

            2. In all other respects, the Amended Lease is hereby ratified and confirmed in its entirety.

            IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have executed this Addendum to lease as of the date first written.

                                    JDA, INC.


                                    By: /s/ Andrew M. Halapin
                                        ----------------------------
                                        Andre M. Halapin
                                        President

                                    BUSCH CO.

                                    By: /s/ Andrew M. Halapin
                                        ----------------------------
                                        Andrew M. Halapin
                                        President